UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                                   May 7, 2004
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                Date of Report (Date of earliest event reported)


                           EXTENDED STAY AMERICA, INC.
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             (Exact name of registrant as specified in its charter)



         Delaware                     001-13125                 36-3996573
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(State or other jurisdiction      (Commission File           (I.R.S. Employer
      of incorporation)                Number)            Identification Number)


                                100 Dunbar Street
                              Spartanburg, SC 29306
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               (Address of principal executive offices) (zip code)


                                 (864) 573-1600
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              (Registrant's telephone number, including area code)

Item 5.  Other Events.

On May 7, 2004, Extended Stay America, Inc. (the "Company") issued a press release announcing that the stockholders of the Company voted to adopt the Agreement and Plan of Merger among the Company and affiliates of The Blackstone Group at a special stockholders' meeting. In addition, on May 7, 2004, the Company issued a press release announcing the determination of the purchase price to be paid in its previously announced cash tender offer and consent solicitation for all of its 9-7/8% Senior Subordinated Notes due 2011.

A copy of the press release issued by Extended Stay America, Inc. on May 7, 2004, announcing the adoption of the merger agreement at the special stockholders' meeting is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the press release issued by Extended Stay America, Inc. on May 7, 2004, announcing the purchase price to be paid in its cash tender offer and consent solicitation is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

(c) Exhibits.

    Exhibit Number                       Description of Exhibit

        99.1 Press release, dated May 7, 2004, of Extended Stay America, Inc., announcing the adoption of the merger agreement at the special stockholders' meeting


        99.2 Press release, dated May 7, 2004, of Extended Stay America, Inc., announcing the purchase price to be paid in its cash tender offer and consent solicitation

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      EXTENDED STAY AMERICA, INC.



Date:    May 7, 2004                 By:  /s/ James A. Ovenden
                                        ----------------------------------------
                                        Name:   James A. Ovenden
                                        Title:  Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit Number                        Description of Exhibit

    99.1 Press release, dated May 7, 2004, of Extended Stay America, Inc., announcing the adoption of the merger agreement at the special stockholders' meeting

    99.2 Press release, dated May 7, 2004, of Extended Stay America, Inc., announcing the purchase price to be paid in its cash tender offer and consent solicitation